OPINION OF Gersten Savage LLP

                                                                Exhibit 5.1

Gersten Savage LLP                                      600 Lexington Avenue,
                                                        9th Floor
                                                        New York, NY 10022
                                                        T: 212-752-9700
                                                        F: 212-980-5192
                                                        INFO@GERSTENSAVAGE.COM

August 30, 2011

Innovative Product Opportunities, Inc
7235-88077 Belshire Gate,
Mississauga Ontario, Canada
L5N 8M1

Re: Registration Statement on Form S-8

Gentlemen:

   We have acted as counsel to Innovative Product Opportunities, Inc, a Delaware corporation (the "Company"), in connection with the preparation and filing with the Securities and Exchange Commission of a Registration Statement on Form S-8 (the "Registration Statement"), pursuant to which the Company is registering the issuance under the Securities Act of 1933, as amended, of a total of 150,000,000 shares (the "Shares") of its common stock, par value $0.0001
(the "Common Stock"). This opinion is being rendered in connection with the filing of the Registration Statement. All capitalized terms used herein and not otherwise defined shall have the respective meanings given to them in the Registration Statement.

   In connection with this opinion, we have examined the Company's Amended and Restated Certificate of Incorporation, as amended, and By-laws, both as currently in effect and such other records of the corporate proceedings of the Company and certificates of the Company's officers as we deemed relevant; and the Registration Statement and the exhibits thereto.

   We have assumed the genuineness of all signatures, the legal capacity of natural persons, the authenticity of all documents submitted to me as originals, the conformity to original documents of all documents submitted to me as certified or photostatic copies and the authenticity of the originals of such copies.

   Based upon the foregoing, we are of the opinion that (i) the Shares have been duly and validly authorized by the Company and (ii) the Shares, when issued as described in the Registration Statement, will be duly and validly issued, fully paid and non-assessable shares of Common Stock.

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   Our opinion is limited to the Delaware General Corporation Law and federal securities laws of the United States and we express no opinion with respect to the laws of any other jurisdiction. No opinion is expressed herein with respect to the qualification of the Shares under the securities or blue sky laws of any state or any foreign jurisdiction. This opinion is limited to the matters stated herein. We disavow any obligation to update this opinion or advise you of any changes in my opinion in the event of changes in the applicable laws or facts or if additional or newly discovered information is brought to my attention.

We hereby consent to the use of this opinion as Exhibit 5.1 to the Registration Statement. In giving this consent, we do not thereby concede that we come within the categories of persons whose consent is required by the Act or the general rules and regulations promulgated thereunder.


Very truly yours,


/s/ Gersten Savage LLP
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Gersten Savage LLP